Consent of Independent Auditors





The Board of Directors
Aetna Series Fund, Inc.:


We consent to the use of our report dated December 6, 1996 incorporated herein by reference in registration statement (No. 33-41694) on Form N-1A and to the references to our firm under the captions "FINANCIAL HIGHLIGHTS" in the Prospectuses and "INDEPENDENT AUDITORS" in the Statement of Additional Information.


                                  /s/ KPMG Peat Marwick LLP

Hartford, Connecticut
November 3, 1997